Exhibit 99.1
Universal Reports Third Quarter 2025 Results

•Diluted GAAP earnings per common share (EPS) of $1.38; diluted adjusted* EPS of $1.36
•Annualized return on average common equity (“ROCE”) of 33.4%, annualized adjusted* ROCE of 30.6%
•Direct premiums written of $592.8 million, up 3.2% from the prior year quarter
•Book value per share of $17.65, up 24.7% year-over-year; adjusted book value per share of $18.74, up 18.9% year-over-year
•Total capital returned to shareholders of $12.8 million, including $8.1 million of share repurchases and a $0.16 per share regular dividend
*Reconciliations of non-GAAP to GAAP financial measures are provided in the attached tables.

Fort Lauderdale, Fla., October 23, 2025 – Universal Insurance Holdings (NYSE: UVE) (“Universal” or the “Company”) reported third quarter 2025 results.

“It was a solid quarter, with a 30.6% adjusted return on common equity,” said Stephen J. Donaghy, Chief Executive Officer. “Our unique, organic business model allows us to consistently generate deep double digit ROEs, making us particularly well positioned to succeed in the much improved FL market.”

“Additionally, we commenced our annual actuarial review process considerably earlier this year and our findings are very encouraging. As we’ve discussed in recent periods, our reserving process has become more conservative, with a focus on protecting and increasing the resilience of our balance sheet. When we look at our current and prior accident year reserves in the aggregate, we believe we’re in a very strong position, further increasing our optimism as we turn a new chapter in the revamped FL market.”

Summary Financial Results

($ in thousands, except per share data)	Three Months Ended September 30,				Nine Months Ended September 30,
	2025	2024		Change	2025	2024	Change
GAAP comparison
Total revenues	$400,981	$387,554		3.5%	$1,195,989	$1,135,727	5.3%
Operating income (loss)	$54,380	$(16,504)		NM	$159,442	$82,130	94.1%
Operating income (loss) margin	13.6%	(4.3)%		NM	13.3%	7.2%	6.1	pts

Net income (loss) available to common stockholders	$39,827	$(16,166)		NM	$116,354	$52,902	119.9%
Diluted earnings (loss) per common share	$1.38	$(0.57)		NM	$4.03	$1.80	123.9%

Annualized ROCE	33.4%	(16.3)%		NM	35.7%	19.0%	16.7	pts
Book value per share, end of period	$17.65	$14.15		24.7%	$17.65	$14.15	24.7%

Non-GAAP comparison[1]
Core revenue	$400,030	$381,401		4.9%	$1,195,823	$1,125,501	6.2%
Adjusted operating income (loss)	$53,429	$(22,657)		NM	$159,276	$71,904	121.5%
Adjusted operating income (loss) margin	13.4%	(5.9)%		NM	13.3%	6.4%	6.9	pts

Adjusted net income (loss) available to common stockholders	$39,110	$(20,805)		NM	$116,229	$45,192	157.2%
Adjusted diluted earnings (loss) per common share	$1.36	$(0.73)		NM	$4.02	$1.54	161.0%

Annualized adjusted ROCE	30.6%	(18.3)%		NM	32.2%	14.1%	18.1	pts
Adjusted book value per share, end of period	$18.74	$15.76		18.9%	$18.74	$15.76	18.9%

Underwriting Summary
Premiums:
Premiums in force	$2,135,237	$2,046,310		4.3%	$2,135,237	$2,046,310	4.3%
Policies in force	883,888	844,539		4.7%	883,888	844,539	4.7%

Direct premiums written	$592,774	$574,351		3.2%	$1,656,572	$1,598,797	3.6%
Direct premiums earned	$534,106	$507,745		5.2%	$1,570,788	$1,480,466	6.1%
Ceded premiums earned	$(174,430)	$(162,009)		7.7%	$(495,198)	$(455,747)	8.7%
Ceded premium ratio	32.7%	31.9%	0.8	pts	31.5%	30.8%	0.7	pts
Net premiums earned	$359,676	$345,736		4.0%	$1,075,590	$1,024,719	5.0%

Net ratios:
Loss ratio	70.2%	91.7%	(21.5)	pts	71.0%	78.1%	(7.1)	pts
Expense ratio	26.2%	25.2%	1.0	pts	25.4%	24.7%	0.7	pts
Combined ratio	96.4%	116.9%	(20.5)	pts	96.4%	102.8%	(6.4)	pts
[1] Reconciliation of non-GAAP to GAAP financial measures are provided in the attached tables. Adjusted net income (loss) available to common stockholders, adjusted diluted earnings (loss) per common share and core revenue exclude net realized gains (losses) on investments and net change in unrealized gains (losses) on investments. Adjusted operating income (loss) excludes the items above and interest and amortization of debt issuance costs. Adjusted book value per share excludes accumulated other comprehensive income (loss), net of taxes. Adjusted ROCE is calculated by dividing annualized adjusted net income (loss) available to common stockholders by average adjusted book value per share, with the denominator further excluding current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments.

Net Income and Adjusted Net Income
Net income available to common stockholders was $39.8 million, compared to a net loss of $16.2 million in the prior year quarter, and adjusted net income available to common stockholders was $39.1 million, compared to a net loss of $20.8 million in the prior year quarter. The higher adjusted net income available to common stockholders mostly stems from a lower net loss ratio and higher net premiums earned, net investment income and commission revenue.

Revenues
Revenue was $401.0 million, up 3.5% from the prior year quarter and core revenue was $400.0 million, up 4.9% from the prior year quarter. The increase in core revenue primarily stems from higher net premiums earned, net investment income and commission revenue.

Direct premiums written were $592.8 million, up 3.2% from the prior year quarter. The increase stems from 22.2% growth in other states, partly offset by a 2.6% decrease in Florida. Overall growth mostly reflects higher policies in force, higher rates and inflation adjustments across our multi-state footprint.

Direct premiums earned were $534.1 million, up 5.2% from the prior year quarter. The increase stems from direct premiums written growth over the past twelve months.

The ceded premium ratio was 32.7%, up from 31.9%, in the prior year quarter. The increase primarily reflects the purchase of additional reinsurance coverage relative to the prior year quarter.

Net premiums earned were $359.7 million, up 4.0% from the prior year quarter. The increase is primarily attributable to higher direct premiums earned, partly offset by a higher ceded premium ratio, as described above.

Net investment income was $18.3 million, up from $15.4 million in the prior year quarter. The increase stems from higher fixed income reinvestment yields and higher invested assets.

Commissions, policy fees and other revenue were $22.0 million, up 8.7% from the prior year quarter. The increase primarily reflects higher reinsurance brokerage commissions stemming from the purchase of additional reinsurance coverage relative to the prior year quarter.

Margins
The operating income margin was 13.6%, compared to an operating loss margin of 4.3% in the prior year quarter. The adjusted operating income margin was 13.4%, compared to an adjusted operating loss margin of 5.9% in the prior year quarter. The higher adjusted operating income margin primarily stems from a lower net loss ratio and higher core revenue.

The net loss ratio was 70.2%, down 21.5 points compared to the prior year quarter. The decrease reflects the inclusion of Hurricanes Debby and Helene in the prior year quarter and the lack of hurricane activity in the current year quarter.

The net expense ratio was 26.2%, up 1.0 points from 25.2% in the prior year quarter. The increase was primarily driven by a higher ceded premium ratio and higher policy acquisition costs associated with growth outside Florida.

The net combined ratio was 96.4%, down 20.5 points compared to the prior year quarter. The decrease reflects a lower net loss ratio, partly offset by a higher net expense ratio, as described above.

Capital Deployment
During the third quarter, the Company repurchased approximately 347 thousand shares at an aggregate cost of $8.1 million. The Company’s current share repurchase authorization program has approximately $7.1 million remaining.

On July 9, 2025, the Board of Directors declared a quarterly cash dividend of 16 cents per share of common stock, payable on August 8, 2025, to shareholders of record as of the close of business on August 1, 2025.

Conference Call and Webcast
•Friday, October 24, 2025 at 10:00 a.m. ET
•Investors and other interested parties may listen to the call by accessing the online, real-time webcast at universalinsuranceholdings.com/investors or by registering in advance via teleconference at https://register-conf.media-server.com/register/BIeb9ca2931a194b81a76a3131a4017eb2. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. An online replay of the call will be available at universalinsuranceholdings.com/investors soon after the investor call concludes.

About Universal
Universal Insurance Holdings, Inc. (NYSE: UVE) is a holding company providing property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers predominantly in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We provide insurance products in the United States through both our appointed independent agents and our direct online distribution channels, primarily in Florida. Learn more at universalinsuranceholdings.com or get an insurance quote at Clovered.com.

Non-GAAP Financial Measures and Key Performance Indicators
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (“SEC”), including core revenue, adjusted net income (loss) available to common stockholders and diluted adjusted earnings (loss) per common share, which exclude the impact of net realized gains (losses) on investments and net change in unrealized gains (losses) on investments. Adjusted operating income (loss) and adjusted operating income (loss) margin exclude the impact of net realized gains (losses) on investments and net change in unrealized gains (losses) on investments and interest and amortization of debt issuance costs. Adjusted common stockholders’ equity and adjusted book value per share exclude accumulated other comprehensive income (loss) (AOCI), net of taxes. Adjusted return on common equity excludes after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments from the numerator and AOCI, net of taxes, and current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments from the denominator. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). UVE management believes that these non-GAAP financial measures are meaningful, as they allow investors to evaluate underlying revenue and profitability trends and enhance comparability across periods. When considered together with the GAAP financial measures, management believes these metrics provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. UVE management also believes that these non-GAAP financial measures enhance the ability of investors to analyze UVE’s business trends and to understand UVE’s operational performance. UVE’s management utilizes these non-GAAP financial measures as guides in long-term planning. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures presented in accordance with GAAP. For more information regarding our key performance indicators, please refer to the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Key Performance Indicators” in our forthcoming Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs, other business developments, projections, and estimates, and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Important factors that could cause our actual results or performance to differ materially from those contained in or implied by our forward-looking statements include, but are not limited to, the following:
•we may face significant losses, and our financial results may vary from period to period, due to exposure to catastrophic events and severe weather conditions, the frequency and severity of which could be affected by climate change;
•if we fail to adequately price the risks we underwrite and/or the estimates we make, or if emerging trends outpace our ability to adjust prices timely, or if we lose desirable exposures to competitors by overpricing our risks, we may experience underwriting losses depleting surplus at the Insurance Entities and capital at the holding company;
•unanticipated increases in the severity or frequency of claims adversely affect our profitability and financial condition;
•the failure of the risk mitigation strategies we utilize could have a material adverse effect on our financial condition or results of operations; and
•the risks and uncertainties, as they may be amended from time to time, set forth in our filings with the U.S. Securities and Exchange Commission, including under the heading “Risk Factors” and “Liquidity and Capital Resources” in our most recent Annual Report on Form 10-K, and supplemented in our subsequent Quarterly Reports on Form 10-Q.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results or outcomes could differ materially from those projected or assumed in any of our forward-looking statements. There may be other factors not presently known to us or which we currently consider to be immaterial that could cause our actual results to differ materially from those projected in any forward-looking statements we make. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and the most recent quarterly reports on Form 10-Q.

Investors/Media:
Arash Soleimani, CFA, CPA, CPCU, ARe
Chief Strategy Officer
954-804-8874
asoleimani@universalproperty.com

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share data)

	September 30,	December 31,
	2025	2024
ASSETS:
Invested Assets
Fixed maturities, at fair value	$1,413,621	$1,269,079
Equity securities, at fair value	95,992	77,752
Other investments, at fair value	3,903	16,123
Investment real estate, net	5,425	8,322
Total invested assets	1,518,941	1,371,276
Cash and cash equivalents	405,114	259,441
Restricted cash and cash equivalents	69,110	2,635
Prepaid reinsurance premiums	465,016	262,716
Reinsurance recoverable	315,964	627,617
Premiums receivable, net	82,398	77,936
Property and equipment, net	49,931	48,653
Deferred policy acquisition costs	132,658	121,178
Deferred income tax asset, net	18,949	42,163
Goodwill	2,319	2,319
Other assets	29,245	25,927
TOTAL ASSETS	$3,089,645	$2,841,861

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$682,589	$959,291
Unearned premiums	1,146,230	1,060,446
Advance premium	78,710	46,237
Income taxes payable	3,664	6,561
Reinsurance payable, net	501,809	220,328
Commission payable	28,178	25,931
Long-term debt, net	100,671	101,243
Other liabilities and accrued expenses	52,751	48,574
Total liabilities	2,594,602	2,468,611
STOCKHOLDERS' EQUITY:
Cumulative convertible preferred stock ($0.01 par value)[2]	—	—
Common stock ($0.01 par value)[3]	481	475
Treasury shares, at cost - 20,016 and 19,382	(298,194)	(282,693)
Additional paid-in capital	124,063	121,781
Accumulated other comprehensive income (loss), net of taxes	(30,755)	(63,166)
Retained earnings	699,448	596,853
Total stockholders' equity	495,043	373,250
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,089,645	$2,841,861

Notes:
[2] Cumulative convertible preferred stock ($0.01 par value): Authorized - 1,000 shares; Issued - 10 and 10 shares; Outstanding - 10 and 10 shares; Minimum liquidation preference - $9.99 and $9.99 per share.

[3] Common stock ($0.01 par value): Authorized - 55,000 shares; Issued - 48,064 and 47,478 shares; Outstanding 28,048 and 28,096 shares.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
REVENUES
Net premiums earned	$359,676	$345,736	$1,075,590	$1,024,719
Net investment income	18,337	15,406	51,655	43,589
Net realized gains (losses) on investments	(345)	(1,146)	4,921	(1,534)
Net change in unrealized gains (losses) on investments	1,296	7,299	(4,755)	11,760
Commission revenue	14,598	12,959	46,727	35,671
Policy fees	5,389	5,194	15,485	15,175
Other revenue	2,030	2,106	6,366	6,347
Total revenues	400,981	387,554	1,195,989	1,135,727

EXPENSES
Losses and loss adjustment expenses	252,279	316,955	763,139	800,714
Policy acquisition costs	63,594	58,665	186,046	170,100
Other operating expenses	30,728	28,438	87,362	82,783
Total operating costs and expenses	346,601	404,058	1,036,547	1,053,597
Interest and amortization of debt issuance costs	1,603	1,619	4,823	4,864
Income (loss) before income tax expense (benefit)	52,777	(18,123)	154,619	77,266
Income tax expense (benefit)	12,947	(1,960)	38,257	24,356
NET INCOME (LOSS)	$39,830	$(16,163)	$116,362	$52,910

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SHARE AND PER SHARE INFORMATION
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Weighted average common shares outstanding - basic	27,851	28,355	27,971	28,607
Weighted average common shares outstanding - diluted	28,808	28,355	28,903	29,317
Shares outstanding, end of period	28,048	28,286	28,048	28,286
Basic earnings (loss) per common share	$1.43	$(0.57)	$4.16	$1.85
Diluted earnings (loss) per common share	$1.38	$(0.57)	$4.03	$1.80
Cash dividend declared per common share	$0.16	$0.16	$0.48	$0.48
Book value per share, end of period	$17.65	$14.15	$17.65	$14.15
Annualized return on average common equity (ROCE)	33.4%	(16.3)%	35.7%	19.0%

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTARY INFORMATION
(in thousands, except for Policies In Force data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Premiums
Direct premiums written - Florida	$428,635	$440,018	$1,222,395	$1,255,861
Direct premiums written - Other States	164,139	134,333	434,177	342,936
Direct premiums written - Total	$592,774	$574,351	$1,656,572	$1,598,797
Direct premiums earned	$534,106	$507,745	$1,570,788	$1,480,466
Net premiums earned	$359,676	$345,736	$1,075,590	$1,024,719

Underwriting Ratios - Net
Loss and loss adjustment expense ratio	70.2%	91.7%	71.0%	78.1%
General and administrative expense ratio	26.2%	25.2%	25.4%	24.7%
Policy acquisition cost ratio	17.7%	17.0%	17.3%	16.6%
Other operating expense ratio	8.5%	8.2%	8.1%	8.1%
Combined ratio	96.4%	116.9%	96.4%	102.8%

	As of
	September 30,
	2025	2024
Policies in force
Florida	561,546	570,432
Other States	322,342	274,107
Total	883,888	844,539

Premiums in force
Florida	$1,572,199	$1,609,836
Other States	563,038	436,474
Total	$2,135,237	$2,046,310

Total Insured Value
Florida	$184,971,114	$187,639,152
Other States	200,031,575	160,357,285
Total	$385,002,689	$347,996,437

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except for per share data)

GAAP revenue to core revenue
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
GAAP revenue	$400,981	$387,554	$1,195,989	$1,135,727
less: Net realized gains (losses) on investments	(345)	(1,146)	4,921	(1,534)
less: Net change in unrealized gains (losses) on investments	1,296	7,299	(4,755)	11,760
Core revenue	$400,030	$381,401	$1,195,823	$1,125,501

GAAP operating income (loss) to adjusted operating income (loss)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
GAAP income (loss) before income tax expense (benefit)	$52,777	$(18,123)	$154,619	$77,266
add: Interest and amortization of debt issuance costs	1,603	1,619	4,823	4,864
GAAP operating income (loss)	54,380	(16,504)	159,442	82,130
less: Net realized gains (losses) on investments	(345)	(1,146)	4,921	(1,534)
less: Net change in unrealized gains (losses) on investments	1,296	7,299	(4,755)	11,760
Adjusted operating income (loss)	$53,429	$(22,657)	$159,276	$71,904

GAAP operating income (loss) margin to adjusted operating income (loss) margin
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
GAAP operating income (loss) (a)	$54,380	$(16,504)	$159,442	$82,130
GAAP revenue (b)	400,981	387,554	1,195,989	1,135,727
GAAP operating income (loss) margin (a÷b)	13.6%	(4.3)%	13.3%	7.2%
Adjusted operating income (loss) (c)	53,429	(22,657)	159,276	71,904
Core revenue (d)	400,030	381,401	1,195,823	1,125,501
Adjusted operating income (loss) margin (c÷d)	13.4%	(5.9)%	13.3%	6.4%

GAAP net income (NI) (loss) to adjusted NI available to common stockholders
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
GAAP NI (loss)	$39,830	$(16,163)	$116,362	$52,910
less: Preferred dividends	3	3	8	8
GAAP NI (loss) available to common stockholders (e)	39,827	(16,166)	116,354	52,902
less: Net realized gains (losses) on investments	(345)	(1,146)	4,921	(1,534)
less: Net change in unrealized gains (losses) on investments	1,296	7,299	(4,755)	11,760
add: Income tax effect on above adjustments	234	1,514	41	2,516
Adjusted NI (loss) available to common stockholders (f)	$39,110	$(20,805)	$116,229	$45,192

Weighted average diluted common shares outstanding (g)	28,808	28,355	28,903	29,317
Diluted earnings (loss) per common share (e÷g)	$1.38	$(0.57)	$4.03	$1.80
Diluted adjusted earnings (loss) per common share (f÷g)	$1.36	$(0.73)	$4.02	$1.54

GAAP stockholders’ equity to adjusted common stockholders’ equity
	As of
	September 30,		December 31,
	2025	2024	2024
GAAP stockholders’ equity	$495,043	$400,245	$373,250
less: Preferred equity	100	100	100
Common stockholders’ equity (h)	494,943	400,145	373,150
less: Accumulated other comprehensive (loss), net of taxes	(30,755)	(45,593)	(63,166)
Adjusted common stockholders’ equity (i)	$525,698	$445,738	$436,316

Common shares outstanding (j)	28,048	28,286	28,096
Book value per common share (h÷j)	$17.65	$14.15	$13.28
Adjusted book value per common share (i÷j)	$18.74	$15.76	$15.53

GAAP return on common equity (ROCE) to adjusted ROCE
	Three Months Ended		Nine Months Ended		Year Ended
	September 30,		September 30,		December 31,
	2025	2024	2025	2024	2024
Actual or Annualized NI (loss) available to common stockholders (k)	$159,308	$(64,664)	$155,139	$70,536	$58,918
Average common stockholders’ equity (l)	476,326	396,641	434,047	370,671	357,174
ROCE (k÷l)	33.4%	(16.3)%	35.7%	19.0%	16.5%
Annualized adjusted NI (loss) available to common stockholders (m)	$156,440	$(83,220)	$154,972	$60,256	$52,418

Adjusted average common stockholders’ equity[4] (n)	511,736	454,977	480,945	426,699	422,593
Adjusted ROCE (m÷n)	30.6%	(18.3)%	32.2%	14.1%	12.4%

[4] Adjusted average common stockholders’ equity excludes current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments.